UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017
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BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)
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001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)
5 Dakota Drive
Lake Success, New York 11042
(Address of principal executive offices)
Registrant’s telephone number, including area code: (516) 472-5400
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective July 6, 2017, the Board of Directors of Broadridge Financial Solutions, Inc. (the “Company”) amended the Company’s amended and restated by-laws (the “Amended By-laws”) to revise the proxy access by-law provision adopted in 2015. The Company’s proxy access by-law originally allowed a stockholder or a group of up to 20 stockholders that beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials board nominees representing up to 25% of the board.

The amendments approved on July 6, 2017: (i) increased the number of stockholders that can aggregate their shares to make a proxy access Board nomination from 20 to 50 stockholders, (ii) eliminated a requirement to count individual funds within a mutual fund family as separate shareholders for purposes of satisfying the minimum ownership requirements to make a proxy access nomination, and (iii) eliminated a requirement that a previously nominated proxy access nominee achieve a specified level of shareholder approval in order to be eligible for re-nomination.

This description of the Amended By-laws is qualified in its entirety by reference to the text of the Amended By-laws, which are attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibit is filed herewith:

Exhibit No.      Description

3.2        The Amended and Restated By-laws of Broadridge Financial Solutions, Inc., as amended on July 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2017

BROADRIDGE FINANCIAL SOLUTIONS, INC. By: /s/Adam D. Amsterdam Name: Adam D. Amsterdam Title: Vice President, General Counsel